Exhibit 99.1

CONTACT: Todd Pozefsky (203) 458-5807

WHITE MOUNTAINS REPORTS SECOND QUARTER RESULTS

HAMILTON, Bermuda (August 6, 2021) - White Mountains Insurance Group, Ltd. (NYSE: WTM) reported book value per share of $1,279 and adjusted book value per share of $1,292 as of June 30, 2021. Book value per share and adjusted book value per share both increased 4% in the second quarter of 2021 and 2% in the first six months of 2021, including dividends.

Manning Rountree, CEO, commented, “We had a strong second quarter. Adjusted book value per share was up 4%, driven by solid results across our operating companies as well as the increase in MediaAlpha’s share price during the quarter. BAM produced $30 million of total premiums and member surplus contributions, as insured penetration and market share remained strong, while pricing declined. Ark wrote $328 million of gross written premiums, up 78% year over year, and produced an 84% adjusted combined ratio. NSM generated nice growth in both pro forma controlled premiums and pro forma adjusted EBITDA. Kudu also posted nice growth in adjusted EBITDA and recognized $28 million in unrealized gains in the fair value of its portfolio of participation contracts. Excluding MediaAlpha, our investment portfolio returned 2.4% in the quarter. We finished the second quarter with roughly $300 million in undeployed capital. We expect undeployed capital will increase in the third quarter upon completion of the subordinated debt raise at Ark.”

Comprehensive income (loss) attributable to common shareholders was $139 million and $66 million in the second quarter and first six months of 2021, compared to $116 million and $(17) million in the second quarter and first six months of 2020. Results in the second quarter and first six months of 2021 were driven primarily by $113 million and $71 million of net realized and unrealized investment gains from White Mountains’s investment in MediaAlpha.

MediaAlpha

White Mountains owns 16.9 million shares of MediaAlpha, representing a 28% basic ownership interest (26% on a fully-diluted/fully-converted basis). At the June 30 closing price of $42.10, the value of White Mountains’s investment in MediaAlpha was $713 million. At this level of ownership, each $1.00 per share increase or decrease in the share price of MediaAlpha will result in an approximate $5.50 per share increase or decrease in White Mountains’s book value per share and adjusted book value per share. At the July 2021 month-end closing price of $33.40 per share, the fair value of White Mountains’s investment in MediaAlpha was $566 million.

HG Global/BAM

BAM’s gross written premiums and member surplus contributions (MSC) collected were $30 million and $56 million in the second quarter and first six months of 2021, compared to $43 million and $63 million in the second quarter and first six months of 2020. BAM insured municipal bonds with par value of $5.1 billion and $8.7 billion in the second quarter and first six months of 2021, compared to $4.1 billion and $7.1 billion in the second quarter and first six months of 2020. Total pricing was 59 and 65 basis points in the second quarter and first six months of 2021, compared to 105 and 89 basis points in the second quarter and first six months of 2020. BAM’s total claims paying resources were $1,165 million at June 30, 2021, compared to $987 million at December 31, 2020 and $957 million at June 30, 2020. In the first quarter of 2021, BAM completed a reinsurance agreement with Fidus Re that increased BAM’s claims paying resources by $150 million.

Seán McCarthy, CEO of BAM, said, “BAM had a good second quarter, with par insured up 25% from the same period in 2020. Demand for insurance remained strong, keeping insured penetration above 8%. The outlook for municipal credit improved as a result of the ongoing economic recovery as well as Federal support for issuers. Declining interest rates and tighter credit spreads resulted in lower overall pricing. However, risk adjusted pricing was supported by strong demand for insured bonds of double-A rated issuers. In July, S&P Global Ratings completed its annual review and affirmed BAM’s “AA/stable” rating.”

The COVID-19 pandemic is negatively impacting the finances of municipalities to varying degrees, and, over time, financial stress could emerge. To date, BAM’s portfolio continues to perform as expected. All BAM-insured bond payments due through August 1 have been made by insureds, and there are no credits on BAM’s watchlist. BAM continues to monitor the finances of its members and to work proactively with its members to prepare for any pandemic-related revenue challenges.

HG Global reported pre-tax income of $11 million and $9 million in the second quarter and first six months of 2021, compared to pre-tax income of $20 million and $32 million in the second quarter and first six months of 2020. The decrease in HG Global’s results for the second quarter and first six months of 2021, compared to the second quarter and first six months of 2020, were driven primarily by lower investment returns on the HG Global investment portfolio. White Mountains reported pre-tax loss related to BAM of $9 million and $32 million in the second quarter and first six months of 2021, compared to pre-tax loss related to BAM of $9 million and $19 million in the second quarter and first six months of 2020. The decrease in BAM’s results for the first six months of 2021, compared to the first six months of 2020, was driven primarily by lower investment returns on the BAM investment portfolio.

BAM is a mutual insurance company that is owned by its members. BAM’s results are consolidated into White Mountains’s GAAP financial statements and attributed to non-controlling interests.

Ark

Ark’s GAAP combined ratio was 90% and 99% in the second quarter and first six months of 2021. Ark’s adjusted combined ratio, which adds back amounts ceded to third party capital providers, was 84% and 96% in the second quarter and first six months of 2021. The adjusted combined ratio in the second quarter and first six months of 2021 included 10 points and 5 points of favorable prior year development, primarily related to the Property, Energy and Accident & Health lines of business, and 6 points and 12 points of catastrophe losses.

In the second quarter of 2021, Ark reported gross written premiums of $328 million, net written premiums of $262 million and net earned premiums of $118 million. In the first six months of 2021, Ark reported gross written premiums of $733 million, net written premiums of $605 million and net earned premiums of $222 million. Ark reported pre-tax income (loss) of $18 million and $(15) million in the second quarter and first six months of 2021. Ark’s pre-tax loss for the first six months of 2021 included $25 million of transaction expenses related to White Mountains’s transaction with Ark.

Ian Beaton, CEO of Ark, said, “Ark had a solid second quarter. Driven by strong April and June renewals, gross written premiums were $328 million in the quarter, up 78% from 2020 levels, with risk-adjusted rate change up over 7%. The adjusted combined ratio was 84% in the quarter reflecting 10 points of favorable prior year development and light catastrophes. In July, we closed on €39 million of subordinated debt, and we continue to make good progress on the balance of our planned capital raise. Looking forward, market conditions remain attractive, and we are optimistic about profitable growth in the book.”

NSM

NSM reported pre-tax income of $1 million, adjusted EBITDA of $19 million, and commission and other revenues of $84 million in the second quarter of 2021, compared to pre-tax loss of $4 million, adjusted EBITDA of $18 million, and commission and other revenues of $76 million in the second quarter of 2020.

NSM reported pre-tax loss of $32 million, adjusted EBITDA of $33 million, and commission and other revenues of $159 million in the first six months of 2021, compared to pre-tax loss of $5 million, adjusted EBITDA of $29 million, and commission and other revenues of $141 million in the first six months of 2020. On April 12, 2021, NSM sold its Fresh Insurance motor business, which resulted in a loss of $29 million recorded in the first quarter of 2021. Results in the first six months of 2021 and the first six months of 2020, from the date of acquisition, include the results of Kingsbridge Group Limited, a leading provider of commercial lines insurance and consulting services to the contingent workforce in the United Kingdom, which was acquired on April 7, 2020.

Geof McKernan, CEO of NSM, said, “NSM had a good second quarter. Excluding the Fresh Insurance motor business, trailing 12 months pro forma controlled premiums increased to $1,102 million and pro forma adjusted EBITDA increased to a record $65 million, reflecting quarter over quarter organic growth rates of 3% and 2%, respectively. Growth in the quarter was led by the Pet, Social Services and Specialty Transportation verticals, offset by a decline in the Real Estate vertical. We also benefited from improved results in the U.K. vertical following the sale of the Fresh Insurance motor business and the broader reopening of the U.K. economy.”

Kudu

Kudu reported pre-tax income of $31 million and adjusted EBITDA of $5 million in the second quarter of 2021, compared to pre-tax income of $18 million and adjusted EBITDA of $4 million in the second quarter of 2020. Pre-tax income in the second quarter of 2021 included $28 million of unrealized gains on Kudu’s participation contracts, compared to $17 million of unrealized gains on Kudu’s participation contracts in the second quarter of 2020. Kudu reported pre-tax income of $47 million and adjusted EBITDA of $11 million in the first six months of 2021, compared to pre-tax loss of $4 million and adjusted EBITDA of $9 million in the first six months of 2020. Pre-tax income in the first six months of 2021 included $44 million of unrealized gains on Kudu’s participation contracts, compared to $8 million of unrealized losses on Kudu’s participation contracts in the first six months of 2020, which reflected the impact of the market dislocation from the COVID-19 pandemic on Kudu’s underlying asset management firms.

As of June 30, 2021, Kudu has deployed $398 million in 13 asset management firms globally, with combined assets under management of approximately $52 billion, spanning a range of asset classes, including real estate, real assets, wealth management, hedge funds, private equity and alternative credit strategies. The capital deployed has generated an average gross cash yield to Kudu at inception of 10.3%.

Rob Jakacki, CEO of Kudu, said, “Kudu had a strong second quarter. Quarter over quarter, trailing 12 months revenues from participation contracts increased 9% to $33 million, while adjusted EBITDA increased 7% to $24 million. Annualized adjusted EBITDA finished the quarter at $28 million, reflecting the full impact of new transactions. Second quarter unrealized gains of $28 million reflected the strong asset growth and performance of Kudu’s portfolio of asset managers. We continue to see a large number of opportunities in both the U.S. and internationally, particularly within the private capital and wealth management segments. We are optimistic about making additional capital deployments in the coming quarters.”

Other Operations

White Mountains’s Other Operations segment reported pre-tax income (loss) of $110 million and $47 million in the second quarter and first six months of 2021, compared to $107 million and $(37) million in the second quarter and first six months of 2020. The Other Operations segment results in the second quarter and first six months of 2021 were driven primarily by net realized and unrealized investment gains from White Mountains’s investment in MediaAlpha, while the results in the second quarter and first six months of 2020 were driven primarily by net unrealized investment gains (losses). Net realized and unrealized investment gains from White Mountains’s investment in MediaAlpha were $113 million and $71 million in the second quarter and first six months of 2021, compared to net unrealized investment gains from White Mountains’s investment in MediaAlpha of $15 million and $45 million in the second quarter and first six months of 2020. Net realized and unrealized investment gains were $17 million and $19 million in the second quarter and first six months of 2021, compared to net realized and unrealized investment gains (losses) $107 million and $(61) million in the second quarter and first six months of 2020, as equity markets declined in the first quarter of 2020 in reaction to the COVID-19 pandemic and partially rebounded in the second quarter of 2020.

White Mountains’s Other Operations segment reported general and administrative expenses of $30 million and $65 million in the second quarter and first six months of 2021, compared to $25 million and $43 million in the second quarter and first six months of 2020. The increase in general and administrative expenses in the second quarter and first six months of 2021 compared to the second quarter and first six months of 2020 was driven primarily by higher incentive compensation costs, in turn driven primarily by the increase in the White Mountains’s share price.

Investments

The total return on invested assets was 5.0% in the second quarter of 2021. This return included $113 million of net unrealized investment gains from White Mountains’s investment in MediaAlpha. Excluding MediaAlpha, the total return on invested assets was 2.4% in the second quarter of 2021. The total return on invested assets was 6.5% in the second quarter of 2020. This return included $18 million of net investment income and net unrealized investment gains from White Mountains’s investment in MediaAlpha. Excluding MediaAlpha, the total return on invested assets was 6.4% in the second quarter of 2020.

The total return on invested assets was 4.7% in the first six months of 2021. This return included $71 million of net realized and unrealized investment gains from White Mountains’s investment in MediaAlpha. Excluding MediaAlpha, the total return on invested assets was 3.1% in the first six months of 2021. The total return on invested assets was 1.7% in the first six months of 2020. This return included $50 million of net investment income and unrealized investment gains from White Mountains’s investment in MediaAlpha. Excluding MediaAlpha, the total return on invested assets was flat in the first six months of 2020.

Mark Plourde, Managing Director of White Mountains Advisors, said, “Excluding MediaAlpha, the total portfolio was up 2.4% in the quarter. The fixed income portfolio returned 0.8%, in-line with the longer duration BBIA Index return. The equity portfolio returned 5.4%, a solid absolute result but behind the S&P 500 Index return of 8.5%.”

Additional Information

White Mountains is a Bermuda-domiciled financial services holding company traded on the New York Stock Exchange and the Bermuda Stock Exchange under the symbol WTM. Additional financial information and other items of interest are available at the Company’s website located at www.whitemountains.com. White Mountains expects to file its Form 10-Q today with the Securities and Exchange Commission and urges shareholders to refer to that document for more complete information concerning its financial results.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(millions)
(Unaudited)

	June 30, 2021	December 31, 2020	June 30, 2020
Assets
Financial Guarantee (HG Global/BAM)
Fixed maturity investments	$884.6	$859.5	$821.7
Short-term investments	44.9	60.4	54.7
Total investments	929.5	919.9	876.4
Cash	20.6	42.8	32.0
Insurance premiums receivable	6.9	6.9	7.3
Deferred acquisition costs	30.5	27.8	25.0
Accrued investment income	5.0	5.0	5.2
Other assets	14.0	15.4	14.6
Total Financial Guarantee assets	1,006.5	1,017.8	960.5
P&C Insurance and Reinsurance (Ark)
Fixed maturity investments	519.8	—	—
Common equity securities	142.0	—	—
Short-term investments	251.0	—	—
Other long-term investments	257.5	—	—
Total investments	1,170.3	—	—
Cash	110.6	—	—
Reinsurance recoverables	431.3	—	—
Insurance premiums receivable	589.0	—	—
Ceded unearned premiums	116.1	—	—
Deferred acquisition cost	122.8	—	—
Value of in-force business acquired	27.8	—	—
Goodwill and other intangible assets	292.5	—	—
Other assets	113.9	—	—
Total P&C Insurance and Reinsurance assets	2,974.3	—	—
Specialty Insurance Distribution (NSM)
Cash (restricted $90.3, $78.4 and $96.3)	154.6	126.5	140.5
Premium and commission receivable	85.1	76.7	76.7
Goodwill and other intangible assets	691.6	736.8	728.6
Other assets	55.7	59.6	55.1
Total Specialty Insurance Distribution assets	987.0	999.6	1,000.9
Asset Management (Kudu)
Short-term investments	.1	.1	.1
Other long-term investments	455.5	400.6	315.6
Total investments	455.6	400.7	315.7
Cash (restricted $4.0, $0.0, $0.0)	13.5	7.8	5.9
Accrued investment income	7.6	9.8	5.6
Goodwill and other intangible assets	9.1	9.2	9.4
Other assets	8.5	2.7	2.7
Total Asset Management assets	494.3	430.2	339.3
Other Operations
Fixed maturity investments	352.9	347.7	369.9
Short-term investments	236.5	82.4	62.8
Common equity securities	—	—	567.2
Investment in MediaAlpha	713.2	802.2	225.0
Other long-term investments	368.4	386.2	357.5
Total investments	1,671.0	1,618.5	1,582.4
Cash	27.4	34.1	32.9
Cash pre-funded/placed in escrow for Ark transaction	—	646.3	—
Accounts receivable on unsettled investment sales	1.7	3.4	23.4
Goodwill and other intangible assets	51.0	36.4	21.9
Other assets	66.7	45.1	39.0
Total Other Operations assets	1,817.8	2,383.8	1,699.6
Total assets	$7,279.9	$4,831.4	$4,000.3

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS (CONTINUED)
(millions)
(Unaudited)

	June 30, 2021	December 31, 2020	June 30, 2020
Liabilities
Financial Guarantee (HG Global/BAM)
Unearned insurance premiums	$250.9	$237.5	$218.6
Accrued incentive compensation	16.1	25.7	14.1
Other liabilities	28.5	28.3	30.3
Total Financial Guarantee liabilities	295.5	291.5	263.0
P&C Insurance and Reinsurance (Ark)
Loss and loss adjustment expense reserves	760.0	—	—
Unearned insurance premiums	718.7	—	—
Debt	44.2	—	—
Reinsurance payable	512.8	—	—
Contingent consideration	22.5	—	—
Accounts payable on unsettled investment purchases	1.9	—	—
Other liabilities	73.0	—	—
Total P&C Insurance and Reinsurance liabilities	2,133.1	—	—
Specialty Insurance Distribution (NSM)
Debt	270.7	272.6	268.4
Premiums payable	137.9	113.4	139.7
Contingent consideration	7.3	14.6	11.7
Other liabilities	89.7	91.2	81.1
Total Specialty Insurance Distribution liabilities	505.6	491.8	500.9
Asset Management (Kudu)
Debt	94.5	86.3	70.8
Other liabilities	31.1	10.0	6.5
Total Asset Management liabilities	125.6	96.3	77.3
Other Operations
Debt	19.4	17.5	10.6
Accrued incentive compensation	50.1	70.1	18.9
Other liabilities	42.6	46.3	66.3
Total Other Operations liabilities	112.1	133.9	95.8
Total liabilities	3,171.9	1,013.5	937.0

Equity
White Mountains’s common shareholder’s equity
White Mountains’s common shares and paid-in surplus	597.2	595.2	587.0
Retained earnings	3,378.6	3,311.2	2,589.3
Accumulated other comprehensive income (loss), after tax:
Net unrealized gains (losses) from foreign currency translation and interest rate swap	2.4	(.4)	(10.3)
Total White Mountains’s common shareholders’ equity	3,978.2	3,906.0	3,166.0
Non-controlling interests	129.8	(88.1)	(102.7)
Total equity	4,108.0	3,817.9	3,063.3
Total liabilities and equity	$7,279.9	$4,831.4	$4,000.3

WHITE MOUNTAINS INSURANCE GROUP, LTD.
BOOK VALUE AND ADJUSTED BOOK VALUE PER SHARE
(Unaudited)

	June 30, 2021		March 31, 2021	December 31, 2020	June 30, 2020
Book value per share numerators (in millions):
White Mountains’s common shareholders’ equity - GAAP book value per share numerator	$3,978.2		$3,825.9	$3,906.0	$3,166.0
Time value of money discount on expected future payments on the BAM Surplus Notes (1)	(132.8)		(137.7)	(142.5)	(146.7)
HG Global’s unearned premium reserve (1)	201.5		195.3	190.0	173.8
HG Global’s net deferred acquisition costs (1)	(56.3)		(54.2)	(52.4)	(47.0)
Adjusted book value per share numerator	$3,990.6		$3,829.3	$3,901.1	$3,146.1
Book value per share denominators (in thousands of shares):
Common shares outstanding - GAAP book value per share denominator	3,109.2		3,107.3	3,102.0	3,101.8
Unearned restricted common shares	(20.6)		(23.4)	(14.8)	(23.1)
Adjusted book value per share denominator	3,088.6		3,083.9	3,087.2	3,078.7
GAAP book value per share	$1,279.49		$1,231.27	$1,259.18	$1,020.71
Adjusted book value per share	$1,292.03		$1,241.71	$1,263.64	$1,021.91
(1) Amount reflects White Mountains's preferred share ownership in HG Global of 96.9%.
	June 30, 2021		March 31, 2021	December 31, 2020	June 30, 2020
Quarter-to-date change in GAAP book value per share, including dividends:	3.9%		(2.1)%	14.6%	4.0%
Quarter-to-date change in adjusted book value per share, including dividends:	4.1%		(1.7)%	14.7%	4.3%
Year-to-date change in GAAP book value per share, including dividends:	1.7%		(2.1)%	23.1%	(0.2)%
Year-to-date change in adjusted book value per share, including dividends:	2.3%		(1.7)%	24.2%	0.4%
Year-to-date dividends per share	$1.00		$1.00	$1.00	$1.00
	June 30, 2021		March 31, 2021	December 31, 2020	June 30, 2020
Summary of goodwill and other intangible assets (in millions):
Goodwill:
Ark	$116.8		$116.8	$—	$—
NSM	477.9		477.7	506.4	504.9	(2)
Kudu	7.6		7.6	7.6	7.6
Other Operations	27.1	(1)	11.3	11.5	5.7
Total goodwill	629.4		613.4	525.5	518.2
Other intangible assets:
Ark	175.7		175.7	—	—
NSM	213.7		222.0	230.4	223.7
Kudu	1.5		1.5	1.6	1.8
Other Operations	23.9		24.4	24.9	16.2
Total other intangible assets	414.8		423.6	256.9	241.7
Total goodwill and other intangible assets	1,044.2		1,037.0	782.4	759.9
Goodwill and other intangible assets attributed to non-controlling interests	(115.9)		(108.4)	(28.1)	(25.9)
Goodwill and other intangible assets included in White Mountains’s common shareholders’ equity	$928.3		$928.6	$754.3	$734.0
(1) The relative fair values of goodwill and of other intangible assets recognized in connection with the acquisition within Other Operations had not yet been finalized at June 30, 2021.
(2) The relative fair values of goodwill and of other intangible assets recognized in connection with the acquisition of Kingsbridge had not yet been finalized at June 30, 2020.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(millions)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenues:
Financial Guarantee (HG Global/BAM)
Earned insurance premiums	$6.5	$5.6	$12.9	$11.0
Net investment income	4.3	4.9	8.8	10.4
Net realized and unrealized investment gains (losses)	6.3	14.4	(11.6)	20.5
Other revenues	.3	1.2	.6	1.7
Total Financial Guarantee revenues	17.4	26.1	10.7	43.6
P&C Insurance and Reinsurance (Ark)
Earned insurance premiums	117.8	—	222.4	—
Net investment income	.4	—	1.2	—
Net realized and unrealized investment gains	8.9	—	10.0	—
Other revenues	3.4	—	6.0	—
Total P&C Insurance and Reinsurance revenues	130.5	—	239.6	—
Specialty Insurance Distribution (NSM)
Commission revenues	68.0	63.0	127.6	116.0
Other revenues	16.3	13.1	31.5	25.1
Total Specialty Insurance Distribution revenues	84.3	76.1	159.1	141.1
Asset Management (Kudu)
Net investment income	8.4	5.6	16.6	12.9
Net realized and unrealized investment gains (losses)	27.8	16.5	43.6	(8.3)
Other revenues	—	—	.1	.1
Total Asset Management revenues	36.2	22.1	60.3	4.7
Other Operations
Net investment income	4.0	9.1	11.1	19.2
Net realized and unrealized investment gains (losses)	16.6	107.0	18.7	(61.0)
Net realized and unrealized investment gains from investment in MediaAlpha	113.0	15.0	71.3	45.0
Commission revenues	2.3	1.9	4.6	4.0
Other revenues	22.4	2.3	29.5	3.8
Total Other Operations revenues	158.3	135.3	135.2	11.0
Total revenues	$426.7	$259.6	$604.9	$200.4

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (CONTINUED)
(millions)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Expenses:
Financial Guarantee (HG Global/BAM)
Insurance acquisition expenses	$1.6	$2.1	$3.5	$3.8
General and administrative expenses	13.9	12.7	30.3	27.4
Total Financial Guarantee expenses	15.5	14.8	33.8	31.2
P&C Insurance and Reinsurance (Ark)
Loss and loss adjustment expenses	52.6	—	118.6	—
Insurance and reinsurance acquisition expenses	34.0	—	70.7	—
Other underwriting expenses	19.1	—	30.3	—
General and administrative expenses	5.7	—	32.3	—
Interest expense	1.3	—	2.4	—
Total P&C Insurance and Reinsurance expenses	112.7	—	254.3	—
Specialty Insurance Distribution (NSM)
General and administrative expenses	47.3	48.5	93.3	88.1
Broker commission expenses	21.6	21.0	40.5	39.3
Change in fair value of contingent consideration	.2	(1.7)	.2	(2.3)
Amortization of other intangible assets	8.2	6.3	16.8	11.1
Loss on assets held for sale	—	—	28.7	—
Interest expense	5.9	5.7	11.8	10.0
Total Specialty Insurance Distribution expenses	83.2	79.8	191.3	146.2
Asset Management (Kudu)
General and administrative expenses	3.2	2.8	5.7	5.3
Amortization of other intangible assets	.1	.1	.2	.2
Interest expense	1.5	1.5	7.3	2.9
Total Asset Management expenses	4.8	4.4	13.2	8.4
Other Operations
Cost of sales	17.9	2.2	21.9	4.2
General and administrative expenses	29.5	25.3	65.2	42.8
Amortization of other intangible assets	.4	.2	.9	.4
Interest expense	.4	.2	.7	.5
Total Other Operations expenses	48.2	27.9	88.7	47.9
Total expenses	264.4	126.9	581.3	233.7
Pre-tax income (loss) from continuing operations	162.3	132.7	23.6	(33.3)
Income tax (expense) benefit	(29.8)	(24.1)	(20.3)	1.4
Net income (loss) from continuing operations	132.5	108.6	3.3	(31.9)
Net (loss) gain from sale of discontinued operations, net of tax	—	(1.0)	18.7	(.1)
Net income (loss)	132.5	107.6	22.0	(32.0)
Net loss attributable to non-controlling interests	6.0	7.8	41.2	18.6
Net income (loss) attributable to White Mountains’s common shareholders	$138.5	$115.4	$63.2	$(13.4)

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(millions)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net income (loss) attributable to White Mountains’s common shareholders	$138.5	$115.4	$63.2	$(13.4)
Other comprehensive income (loss), net of tax	1.0	.5	2.8	(2.9)
Comprehensive income (loss)	139.5	115.9	66.0	(16.3)
Other comprehensive loss attributable to non-controlling interests	(.1)	(.2)	(.2)	(.2)
Comprehensive income (loss) attributable to White Mountains’s common shareholders	$139.4	$115.7	$65.8	$(16.5)

WHITE MOUNTAINS INSURANCE GROUP, LTD.
EARNINGS PER SHARE
(Unaudited)

Income (loss) per share attributable to White Mountains’s common shareholders	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Basic earnings (loss) per share
Continuing operations	$44.56	$37.46	$14.32	$(4.25)
Discontinued operations	—	(.32)	6.03	(.03)
Total consolidated operations	$44.56	$37.14	$20.35	$(4.28)

Diluted earnings (loss) per share
Continuing operations	$44.56	$37.46	$14.32	$(4.25)
Discontinued operations	—	(.32)	6.03	(.03)
Total consolidated operations	$44.56	$37.14	$20.35	$(4.28)
Dividends declared per White Mountains’s common share	$—	$—	$1.00	$1.00

WHITE MOUNTAINS INSURANCE GROUP, LTD.
QTD SEGMENT STATEMENTS OF PRE-TAX INCOME (LOSS)
(millions)
(Unaudited)

For the Three Months Ended June 30, 2021	HG Global/BAM
	HG Global	BAM	Ark	NSM	Kudu	Other Operations	Total
Revenues:
Earned insurance premiums	$5.3	$1.2	$117.8	$—	$—	$—	$124.3
Net investment income	1.7	2.6	.4	—	8.4	4.0	17.1
Net investment income (expense) - BAM surplus note interest	3.0	(3.0)	—	—	—	—	—
Net realized and unrealized investment gains	2.4	3.9	8.9	—	27.8	16.6	59.6
Net realized and unrealized investment gains from investment in MediaAlpha	—	—	—	—	—	113.0	113.0
Commission revenues	—	—	—	68.0	—	2.3	70.3
Other revenues	.1	.2	3.4	16.3	—	22.4	42.4
Total revenues	12.5	4.9	130.5	84.3	36.2	158.3	426.7
Expenses:
Loss and loss adjustment expenses	—	—	52.6	—	—	—	52.6
Insurance acquisition expenses	1.3	.3	34.0	—	—	—	35.6
Cost of sales	—	—	—	—	—	17.9	17.9
General and administrative expenses	.5	13.4	24.8	47.3	3.2	29.5	118.7
Broker commission expenses	—	—	—	21.6	—	—	21.6
Change in fair value of contingent consideration	—	—	—	.2	—	—	.2
Amortization of other intangible assets	—	—	—	8.2	.1	.4	8.7
Interest expense	—	—	1.3	5.9	1.5	.4	9.1
Total expenses	1.8	13.7	112.7	83.2	4.8	48.2	264.4
Pre-tax income (loss)	$10.7	$(8.8)	$17.8	$1.1	$31.4	$110.1	$162.3

WHITE MOUNTAINS INSURANCE GROUP, LTD.
QTD SEGMENT STATEMENTS OF PRE-TAX INCOME (LOSS) (CONTINUED)
(millions)
(Unaudited)

For the Three Months Ended June 30, 2020	HG Global/BAM
	HG Global	BAM	NSM	Kudu	Other Operations	Total
Revenues:
Earned insurance premiums	$4.6	$1.0	$—	$—	$—	$5.6
Net investment income	2.0	2.9	—	5.6	9.1	19.6
Net investment income (expense) - BAM surplus note interest	4.7	(4.7)	—	—	—	—
Net realized and unrealized investment gains	10.7	3.7	—	16.5	107.0	137.9
Net unrealized investment gains from investment in MediaAlpha	—	—	—	—	15.0	15.0
Commission revenues	—	—	63.0	—	1.9	64.9
Other revenues	.1	1.1	13.1	—	2.3	16.6

Total revenues	22.1	4.0	76.1	22.1	135.3	259.6
Expenses:
Insurance acquisition expenses	1.2	.9	—	—	—	2.1
Cost of sales	—	—	—	—	2.2	2.2
General and administrative expenses	.5	12.2	48.5	2.8	25.3	89.3
Broker commission expenses	—	—	21.0	—	—	21.0
Change in fair value of contingent consideration	—	—	(1.7)	—	—	(1.7)
Amortization of other intangible assets	—	—	6.3	.1	.2	6.6
Interest expense	—	—	5.7	1.5	.2	7.4

Total expenses	1.7	13.1	79.8	4.4	27.9	126.9

Pre-tax income (loss)	$20.4	$(9.1)	$(3.7)	$17.7	$107.4	$132.7

WHITE MOUNTAINS INSURANCE GROUP, LTD.
YTD SEGMENT STATEMENTS OF PRE-TAX (LOSS) INCOME
(millions)
(Unaudited)

For the Six Months Ended June 30, 2021	HG Global/BAM
	HG Global	BAM	Ark	NSM	Kudu	Other Operations	Total
Revenues:
Earned insurance premiums	$10.6	$2.3	$222.4	$—	$—	$—	$235.3
Net investment income	3.5	5.3	1.2	—	16.6	11.1	37.7
Net investment income (expense) - BAM surplus note interest	6.0	(6.0)	—	—	—	—	—
Net realized and unrealized investment (losses) gains	(7.5)	(4.1)	10.0	—	43.6	18.7	60.7
Net realized and unrealized investment gains from investment in MediaAlpha	—	—	—	—	—	71.3	71.3
Commission revenues	—	—	—	127.6	—	4.6	132.2
Other revenue	.2	.4	6.0	31.5	.1	29.5	67.7

Total revenues	12.8	(2.1)	239.6	159.1	60.3	135.2	604.9
Expenses:
Loss and loss adjustment expenses	—	—	118.6	—	—	—	118.6
Insurance acquisition expenses	2.8	.7	70.7	—	—	—	74.2
Cost of sales	—	—	—	—	—	21.9	21.9
General and administrative expenses	1.1	29.2	62.6	93.3	5.7	65.2	257.1
Broker commission expenses	—	—	—	40.5	—	—	40.5
Change in fair value of contingent consideration	—	—	—	.2	—	—	.2
Amortization of other intangible assets	—	—	—	16.8	.2	.9	17.9
Loss on assets held for sale	—	—	—	28.7	—	—	28.7
Interest expense	—	—	2.4	11.8	7.3	.7	22.2
Total expenses	3.9	29.9	254.3	191.3	13.2	88.7	581.3

Pre-tax income (loss)	$8.9	$(32.0)	$(14.7)	$(32.2)	$47.1	$46.5	$23.6

WHITE MOUNTAINS INSURANCE GROUP, LTD.
YTD SEGMENT STATEMENTS OF PRE-TAX INCOME (LOSS) (CONTINUED)
(millions)
(Unaudited)

For the Six Months Ended June 30, 2020	HG Global/BAM
	HG Global	BAM	NSM	Kudu	Other Operations	Total
Revenues:
Earned insurance premiums	$9.0	$2.0	$—	$—	$—	$11.0
Net investment income	4.3	6.1	—	12.9	19.2	42.5
Net investment income (expense) - BAM surplus note interest	9.5	(9.5)	—	—	—	—
Net realized and unrealized investment gains (losses)	12.1	8.4	—	(8.3)	(61.0)	(48.8)
Net unrealized investment gains from investment in MediaAlpha	—	—	—	—	45.0	45.0
Commission revenues	—	—	116.0	—	4.0	120.0
Other revenue	.1	1.6	25.1	.1	3.8	30.7

Total revenues	35.0	8.6	141.1	4.7	11.0	200.4
Expenses:
Insurance acquisition expenses	2.2	1.6	—	—	—	3.8
Cost of sales	—	—	—	—	4.2	4.2
General and administrative expenses	1.0	26.4	88.1	5.3	42.8	163.6
Broker commission expenses	—	—	39.3	—	—	39.3
Change in fair value of contingent consideration	—	—	(2.3)	—	—	(2.3)
Amortization of other intangible assets	—	—	11.1	.2	.4	11.7
Interest expense	—	—	10.0	2.9	.5	13.4
Total expenses	3.2	28.0	146.2	8.4	47.9	233.7

Pre-tax income (loss)	$31.8	$(19.4)	$(5.1)	$(3.7)	$(36.9)	$(33.3)

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA
($ in millions)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
BAM	2021	2020	2021	2020
Gross par value of primary market policies issued	$4,815.5	$3,196.1	$7,357.5	$5,704.2
Gross par value of secondary market policies issued	312.1	878.5	489.2	1,347.0
Gross par value of assumed reinsurance	—	36.9	805.5	36.9
Total gross par value of market policies issued	$5,127.6	$4,111.5	$8,652.2	$7,088.1
Gross written premiums	$13.7	$21.5	$26.2	$31.2
MSC collected	16.3	21.5	30.1	31.5
Total gross written premiums and MSC collected	$30.0	$43.0	$56.3	$62.7
Present value of future installment MSC collections	—	.3	—	.3
Gross written premium adjustments on existing installment policies	.1	—	.1	—
Gross written premiums and MSC from new business	$30.1	$43.3	$56.4	$63.0
Total pricing	59 bps	105 bps	65 bps	89 bps

	As of June 30, 2021	As of December 31, 2020	As of June 30, 2020
Policyholders’ surplus	$323.1	$324.7	$345.1
Contingency reserve	97.4	86.4	76.9
Qualified statutory capital	420.5	411.1	422.0
Statutory net unearned premiums	47.4	45.2	42.4
Present value of future installment premiums and MSC	13.8	14.0	14.6
HG Re, Ltd collateral trusts at statutory value	433.0	417.0	378.1
Fidus Re, Ltd collateral trust at statutory value	250.0	100.0	100.0
Claims paying resources	$1,164.7	$987.3	$957.1

	Three Months Ended June 30,		Six Months Ended June 30,
HG Global	2021	2020	2021	2020
Net written premiums	$11.8	$18.3	$22.5	$26.6
Earned premiums	$5.3	$4.6	$10.6	$9.0

	As of June 30, 2021	As of December 31, 2020	As of June 30, 2020
Unearned premiums	$208.0	$196.1	$179.4
Deferred acquisition costs	$58.1	$54.1	$48.5

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA (CONTINUED)
($ in millions)
(Unaudited)

Ark	Three Months Ended June 30, 2021
	GAAP	Third Party Capital Share	Adjusted
Insurance premiums:
Gross written premiums	$328.1	$—	$328.1
Net written premiums	$262.2	$(3.0)	$259.2
Net earned premiums	$117.8	$15.7	$133.5

Insurance expenses:
Loss and loss adjustment expenses	$52.6	$6.6	$59.2
Insurance acquisition expenses	34.1	—	34.1
Other underwriting expenses	19.1	(.1)	19.0
Total insurance expenses	$105.8	$6.5	$112.3

Ratios:
Loss and loss adjustment expense	44.7%		44.3%
Insurance acquisition expense	28.9%		25.5%
Other underwriting expense	16.2%		14.2%
Combined Ratio	89.8%		84.0%

	Six Months Ended June 30, 2021
	GAAP	Third Party Capital Share	Adjusted
Insurance premiums:
Gross written premiums	$732.6	$—	$732.6
Net written premiums	$604.6	$(8.0)	$596.6
Net earned premiums	$222.4	$46.9	$269.3

Insurance expenses:
Loss and loss adjustment expenses	$118.6	$38.2	$156.8
Insurance acquisition expenses	70.8	—	70.8
Other underwriting expenses	30.3	1.2	31.5
Total insurance expenses	$219.7	$39.4	$259.1

Ratios:
Loss and loss adjustment expense	53.3%		58.2%
Insurance acquisition expense	31.8%		26.3%
Other underwriting expense	13.6%		11.7%
Combined Ratio	98.7%		96.2%

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA (CONTINUED)
(millions)
(Unaudited)

NSM	Three Months Ended June 30, 2020	Three Months Ended June 30, 2021	Six Months Ended June 30, 2020	Six Months Ended June 30, 2021	Twelve Months Ended July 1, 2020 to June 30, 2021
Commission revenues	$63.0	$68.0	$116.0	$127.6	$244.1
Broker commission expenses	21.0	21.6	$39.3	40.5	76.5
Gross profit	42.0	46.4	76.7	87.1	167.6
Other revenues	13.1	16.3	25.1	31.5	59.0
General and administrative expenses	48.5	47.3	88.1	93.3	182.1
Change in fair value of contingent consideration	(1.7)	.2	(2.3)	.2	(.8)
Amortization of other intangible assets	6.3	8.2	11.1	16.8	32.4
Loss on assets held for sale	—	—	—	28.7	28.7
Interest expense	5.7	5.9	10.0	11.8	23.9
GAAP pre-tax (loss) income	(3.7)	1.1	(5.1)	(32.2)	(39.7)
Income tax (benefit) expense	(2.2)	1.2	(2.9)	(6.8)	(9.6)
GAAP net loss	(1.5)	(.1)	(2.2)	(25.4)	(30.1)

Add back:
Interest expense	5.7	5.9	10.0	11.8	23.9
Income tax (benefit) expense	(2.2)	1.2	(2.9)	(6.8)	(9.6)
General and administrative expenses – depreciation	.8	1.2	1.7	2.3	5.1
Amortization of other intangible assets	6.3	8.2	11.1	16.8	32.4
EBITDA	9.1	16.4	17.7	(1.3)	21.7

Add back:
Change in fair value of contingent consideration	(1.7)	.2	(2.3)	.2	(.8)
Non-cash equity-based compensation expense	—	.5	—	1.1	3.5
Impairments of intangible assets	6.2	—	6.2	—	—
Loss on assets held for sale	—	—	—	28.7	28.7
Acquisition-related transaction expenses	3.3	.2	5.0	.2	2.4
Investments made in the development of new business lines	.4	.1	.4	.1	.6
Restructuring expenses	.7	1.6	1.5	4.4	7.7
Adjusted EBITDA	$18.0	$19.0	$28.5	$33.4	$63.8

Deduct:
Fresh Insurance motor business’s adjusted EBITDA					1.5
Pro forma adjusted EBITDA					$65.3

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA (CONTINUED)
(millions)
(Unaudited)

Kudu	Three Months Ended June 30, 2020	Three Months Ended June 30, 2021	Six Months Ended June 30, 2020	Six Months Ended June 30, 2021	Twelve Months Ended July 1, 2020 to June 30, 2021
Net investment income	$5.6	8.4	$12.9	$16.6	$33.2
Net unrealized investment gains (losses)	16.5	27.8	(8.3)	43.6	67.8
Other revenues	—	—	.1	.1	.3
Total revenues	22.1	36.2	4.7	60.3	101.3
General and administrative expenses	2.8	3.2	5.3	5.7	12.2
Amortization of other intangible assets	.1	.1	.2	.2	.3
Interest expense	1.5	1.5	2.9	7.3	10.4
Total expenses	4.4	4.8	8.4	13.2	22.9
GAAP pre-tax income (loss)	17.7	31.4	(3.7)	47.1	78.4
Income tax expense (benefit)	4.8	9.7	(.6)	17.5	25.1
GAAP net income	12.9	21.7	(3.1)	29.6	53.3

Add back:
Interest expense	1.5	1.5	2.9	7.3	10.4
Income tax expense (benefit)	4.8	9.7	(.6)	17.5	25.1
Amortization of other intangible assets	.1	.1	.2	.2	.3
EBITDA	19.3	33.0	(.6)	54.6	89.1

Add back:
Net unrealized investment (gains) losses	(16.5)	(27.8)	8.3	(43.6)	(67.8)
Non-cash equity-based compensation expense	—	.1	—	.2	.6
Acquisition-related transaction expenses	.9	—	1.5	—	2.2
Adjusted EBITDA	$3.7	$5.3	$9.2	$11.2	24.1
Add:
Adjustment to annualize partial year revenues					4.3
Annualized Adjusted EBITDA					$28.4

Regulation G

This earnings release includes non-GAAP financial measures that have been reconciled to their most comparable GAAP financial measures.
•Adjusted book value per share is a non-GAAP financial measure which is derived by adjusting (i) the GAAP book value per share numerator and (ii) the common shares outstanding denominator, as described below.

The GAAP book value per share numerator is adjusted (i) to include a discount for the time value of money arising from the modeled timing of cash payments of principal and interest on the BAM surplus notes and (ii) to add back the unearned premium reserve, net of deferred acquisition costs, at HG Global.

Under GAAP, White Mountains is required to carry the BAM surplus notes, including accrued interest, at nominal value with no consideration for time value of money. Based on a debt service model that forecasts operating results for BAM through maturity of the surplus notes, the present value of the BAM surplus notes, including accrued interest and using an 8% discount rate, was estimated to be $137 million, $142 million, $147 million and $151 million less than the nominal GAAP carrying values as of June 30, 2021, March 31, 2021, December 31, 2020 and June 30, 2020, respectively.

The value of HG Global’s unearned premium reserve, net of deferred acquisition costs, was $150 million, $146 million, $142 million and $131 million as of June 30, 2021, March 31, 2021, December 31, 2020 and June 30, 2020, respectively.

White Mountains believes these adjustments are useful to management and investors in analyzing the intrinsic value of HG Global, including the value of the BAM surplus notes and the value of the in-force business at HG Re, HG Global’s reinsurance subsidiary.

The denominator used in the calculation of adjusted book value per share equals the number of common shares outstanding adjusted to exclude unearned restricted common shares, the compensation cost of which, at the date of calculation, has yet to be amortized. Restricted common shares are earned on a straight-line basis over their vesting periods. The reconciliation of GAAP book value per share to adjusted book value per share is included on page 8.

•BAM’s gross written premiums and MSC from new business is a non-GAAP financial measure, which is derived by adjusting gross written premiums and MSC collected (i) to include the present value of future installment MSC not yet collected and (ii) to exclude the impact of gross written premium adjustments related to policies closed in prior periods. White Mountains believes these adjustments are useful to management and investors in evaluating the volume and pricing of new business closed during the period. The reconciliation from GAAP gross written premiums to gross written premiums and MSC from new business is included on page 16.

•Ark’s adjusted loss and loss adjustment expense ratio, adjusted insurance acquisition expense ratio, adjusted other underwriting expense ratio and adjusted combined ratio are non-GAAP financial measures, which are derived by adjusting the GAAP ratios to add back the impact of whole-account quota-share reinsurance arrangements related to third party capital providers for Ark’s Lloyd’s syndicates. The impact of these reinsurance arrangements relates to years of account prior to White Mountains’s transaction with Ark. White Mountains believes these adjustments are useful to management and investors in evaluating Ark’s results on a fully aligned basis. The reconciliation from the GAAP ratios to the adjusted ratios is included on page 17.

•NSM’s EBITDA, adjusted EBITDA and pro forma adjusted EBITDA are non-GAAP financial measures.

EBITDA is a non-GAAP financial measure that excludes interest expense on debt, income tax expense (benefit), depreciation and amortization of other intangible assets from GAAP net income (loss).

Adjusted EBITDA is a non-GAAP financial measure that excludes certain other items in GAAP net income (loss) in addition to those excluded from EBITDA. The adjustments relate to (i) change in fair value of contingent consideration liabilities, (ii) non-cash equity-based compensation expense, (iii) impairments of intangible assets, (iv) loss on assets held for sale, (v) acquisition-related transaction expenses, (vi) investments made in the development of new business lines and (vii) restructuring expenses. A description of each follows:
•Change in fair value of contingent consideration liabilities - Contingent consideration liabilities are amounts payable to the sellers of businesses purchased by NSM that are contingent on the earnings of such businesses in periods subsequent to their acquisition. Under GAAP, contingent consideration liabilities are initially recorded at fair value as part of purchase accounting, with the periodic change in the fair value of these liabilities recorded as income or an expense.
•Non-cash equity-based compensation expense - Represents non-cash expenses related to NSM’s management compensation emanating from the grants of equity units.
•Impairments of intangible assets - Represents expense related to NSM’s write-off of intangible assets. For the periods presented, the impairments related primarily to NSM’s write-off of intangible assets in its U.K. vertical. The impairments related to lower premium volumes, including due to the impact of the COVID-19 pandemic, and certain reorganization initiatives in the U.K. vertical.
•Loss on assets held for sale - Represents the loss on the net assets held for sale related to the sale of the Fresh Insurance motor business.
•Acquisition-related transaction expenses - Represents costs directly related to NSM’s transactions to acquire businesses, such as transaction-related compensation, banking, accounting and external lawyer fees, which are not capitalized and are expensed under GAAP.
•Investments made in the development of new business lines - Represents the net loss related to the start-up of newly established lines of business, which NSM views as investments.
•Restructuring expenses - Represents expenses associated with eliminating redundant work force and facilities that often arise as a result of NSM’s post-acquisition integration strategies. For the periods presented, this adjustment relates primarily to NSM’s expenses incurred in certain reorganization initiatives in the U.K. vertical.

Pro forma adjusted EBITDA is a non-GAAP financial measure that starts with adjusted EBITDA and also (i) includes the earnings of acquired businesses for the period of time over the previous 12 months that the businesses were not owned by White Mountains and (ii) removes the earnings (losses) of sold businesses for the period of time over the previous 12 months that the businesses were owned by White Mountains.

White Mountains believes that these non-GAAP financial measures are useful to management and investors in evaluating NSM’s performance. White Mountains also believes that pro forma adjusted EBITDA is useful to management and investors to demonstrate the earnings profile of NSM’s business as of the end of the period for a full 12 month period. See page 18 for the reconciliation of NSM’s GAAP net income (loss) to EBITDA, adjusted EBITDA and pro forma adjusted EBITDA.

•Kudu’s EBITDA, adjusted EBITDA and annualized adjusted EBITDA are non-GAAP financial measures.

EBITDA is a non-GAAP financial measure that excludes interest expense on debt, income tax expense (benefit), depreciation and amortization of other intangible assets from GAAP net income (loss).

Adjusted EBITDA is a non-GAAP financial measure that excludes certain other items in GAAP net income (loss) in addition to those excluded from EBITDA. The adjustments relate to (i) net unrealized investment (gains) losses on Kudu’s revenue and earnings participation contracts, (ii) non-cash equity-based compensation expense and (iii) acquisition-related transaction expenses. A description of each adjustment follows:
•Net unrealized investment (gains) losses - Represents net unrealized investment gains and losses recorded on Kudu’s revenue and earnings participation contracts, which are recorded at fair value under GAAP.
•Non-cash equity-based compensation expense - Represents non-cash expenses related to Kudu’s management compensation that are settled with equity units in Kudu.
•Acquisition-related transaction expenses - Represents costs directly related to Kudu’s transactions to acquire revenue and earnings participation contracts, such as external lawyer, banker, consulting and placement agent fees, which are not capitalized and are expensed under GAAP.

Annualized adjusted EBITDA is a non-GAAP financial measure that annualizes revenues related to Kudu’s earnings and revenue participation contracts that were in place as of the end of the 12-month period but were not in effect for the full 12-month period. The amount added was calculated on a contract-by-contract basis by annualizing the revenues received for the partial 12-month period. For example, if a participation contract was in effect for four months, the amount added equals twice that amount.

White Mountains believes that these non-GAAP financial measures are useful to management and investors in evaluating Kudu’s performance. White Mountains also believes that annualized adjusted EBITDA is useful to management and investors to demonstrate the earnings profile of Kudu’s business as of the end of the period for a full 12-month period. See page 19 for the reconciliation of Kudu’s GAAP net income (loss) to EBITDA, adjusted EBITDA and annualized adjusted EBITDA.

•Total consolidated portfolio return excluding MediaAlpha and total equity portfolio return excluding MediaAlpha are non-GAAP financial measures that remove the net investment income and net realized and unrealized investment gains (losses) from White Mountains’s investment in MediaAlpha. White Mountains believes these measures to be useful to management and investors by showing the underlying performance of White Mountains’s investment portfolio and equity portfolio without regard to White Mountains’s investment in MediaAlpha. A reconciliation from GAAP to the reported percentage is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Total consolidated portfolio return	5.0%	6.5%	4.7%	1.7%
Remove MediaAlpha	(2.6)%	(0.1)%	(1.6)%	(1.7)%
Total consolidated portfolio return excluding MediaAlpha	2.4%	6.4%	3.1%	—%

Three Months Ended June 30, 2021
Total equity portfolio return	10.0%
Remove MediaAlpha	(4.6)%
Total equity portfolio return excluding MediaAlpha	5.4%

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This earnings release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this release which address activities, events or developments which White Mountains expects or anticipates will or may occur in the future are forward-looking statements. The words “could”, “will”, “believe”, “intend”, “expect”, “anticipate”, “project”, “estimate”, “predict” and similar expressions are also intended to identify forward-looking statements. These forward-looking statements include, among others, statements with respect to White Mountains’s:

•change in book value or adjusted book value per share or return on equity;
•business strategy;
•financial and operating targets or plans;
•incurred loss and loss adjustment expenses and the adequacy of its loss and loss adjustment expense reserves and related reinsurance;
•projections of revenues, income (or loss), earnings (or loss) per share, EBITDA, adjusted EBITDA, dividends, market share or other financial forecasts of White Mountains or its businesses;
•expansion and growth of its business and operations; and
•future capital expenditures.

These statements are based on certain assumptions and analyses made by White Mountains in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform to its expectations and predictions is subject to risks and uncertainties that could cause actual results to differ materially from expectations, including:

•the risks that are described from time to time in White Mountains’s filings with the Securities and Exchange Commission, including but not limited to White Mountains’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020;
•claims arising from catastrophic events, such as hurricanes, earthquakes, floods, fires, terrorist attacks or severe winter weather;
•recorded loss reserves subsequently proving to have been inadequate;
•the market value of White Mountains’s investment in MediaAlpha;
•the trends and uncertainties from the COVID-19 pandemic, including judicial interpretations on the extent of insurance coverage provided by insurers for COVID-19 pandemic related claims;
•business opportunities (or lack thereof) that may be presented to it and pursued;
•actions taken by ratings agencies, such as financial strength or credit ratings downgrades or placing ratings on negative watch;
•the continued availability of capital and financing;
•deterioration of general economic, market or business conditions, including due to outbreaks of contagious disease (including the COVID-19 pandemic) and corresponding mitigation efforts;
•competitive forces, including the conduct of other insurers;
•changes in domestic or foreign laws or regulations, or their interpretation, applicable to White Mountains, its competitors or its customers; and
•other factors, most of which are beyond White Mountains’s control.

Consequently, all of the forward-looking statements made in this earnings release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by White Mountains will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, White Mountains or its business or operations. White Mountains assumes no obligation to publicly update any such forward-looking statements, whether as a result of new information, future events or otherwise.